FRANCISCO V. AGUILAR
Secretary of State

DEPUTY BAKKEDAHL
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7141

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Certified Copy

12/12/2024 8:22:19 AM

Work Order Number: W2024121200285
Reference Number: 20244527564
Through Date: 12/12/2024 8:22:19 AM
Corporate Name: PIERIS PHARMACEUTICALS, INC.

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number	Description	Number of Pages
20244527559	Amendment After Issuance of Stock	3

Respectfully,

FRANCISCO V. AGUILAR
Nevada Secretary of State

Certified By: Ashley Popham
Certificate Number: B202412125261030
You may verify this certificate
online at https://www.nvsilverflume.gov/home

Filed in the Office of	Business Number E0259632013-5
FVAguilar	Filing Number 20244527559
Secretary of State State Of Nevada	Filed On 12/12/2024 8:00:00 AM
	Number of Pages 3

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State: Pieris Pharmaceuticals, Inc.

Entity or Nevada Business Identification Number (NVID): E0259632013-5

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: More than 96%

Or ☐ No action by stockholders is required, name change only.

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐ The entity name has been amended. ☐ Dissolution
☐ The purpose of the entity has been amended. ☐ Merger
☐ The authorized shares have been amended. ☐ Conversion
☐ Other: (specify changes)

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)

Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Information Being Changed: (Domestic corporations only)

Changes to takes the following effect:

- ☐ The entity name has been amended.
- ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- ☐ The purpose of the entity has been amended.
- ☒ The authorized shares have been amended.
- ☐ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☐ Articles have been added.
- ☐ Articles have been deleted.
- ☐ Other.

The articles have been amended as follows: (provide article numbers, if available)

Section 1(a) of Article IV has been amended as set forth below.

(attach additional page(s) if necessary)

6. Signature: (Required)

DocuSigned by:

X [signature] — Signature of Officer or Authorized Signer — Title: President and CEO

X ______________________ — Signature of Officer or Authorized Signer — Title:

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Section 1(a) of Article IV of the corporation's Amended and Restated Articles of Incorporation, as heretofore amended, is hereby amended to read in its entirety as follows:

"The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 210,000,000 shares, consisting of 200,000,000 shares of common stock, par value $0.001 per share (the "Common Stock"), and 10,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock")."

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) Section 1(a) of Article IV has been amended as set forth below. (attach additional page(s) if necessary)
6. Signature: (Required)	X ______________________ Title: Signature of Officer or Authorized Signer X DocuSigned by: Thomas Burns (A91C41342E83404...) Title: CFO Signature of Officer or Authorized Signer *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Section 1(a) of Article IV of the corporation's Amended and Restated Articles of Incorporation, as heretofore amended, is hereby amended to read in its entirety as follows:

"The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 210,000,000 shares, consisting of 200,000,000 shares of common stock, par value $0.001 per share (the "Common Stock"), and 10,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock")."

This form must be accompanied by appropriate fees.